UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2010

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2010, Anson Yiu Ming Fong resigned as chief executive officer and president of the Company for reasons of health.  Mr. Fong will continue to serve as chairman and a director.  Mr. Fong’s resignation did not result from any disagreement with the Company.

On October 8, 2010, the board of directors elected Xiong Luo, a co-founder and a director of the company, as chief executive officer and president and elected Huasong Sheena Shen as chief financial officer.

Mr. Luo has been a director since February 2009.  Mr. Luo served as the Company’s chief operating officer from January 15, 2009 until April 2010.  He is also the Company’s corporate secretary, which is not an executive officer.  Mr. Luo also served as chief operating officer of our BVI subsidiary, Organic Region, since 2006.  Mr. Luo has also served as the general manager of our PRC operating subsidiaries, Zhuhai Organic and Guangzhou Organic, since 2004.  Mr. Luo has more than 20 years’ experience in enterprise planning and operations.  Prior to joining us, Mr. Luo served from 2001 to 2004, as general manager and managing director of China Environmental Protection Industry Ltd., from 1998 to 2001, as general manager of Beijing World Oasis Technology Limited; from 1997 to 1998, as general manager of Beijing Chunyi Industry Ltd., and from 1991 to 1997 as general manager of the Zhuhai Guanli plastic machinery plant.  Mr. Luo graduated from Guangdong South China Agricultural University in 1985 with a B.A. Degree and holds seven patents, two of which are related to inventions.

Mr. Luo does not have an agreement covering his services as chief executive officer and president.  Mr. Luo presently receives compensation of $75,000 for his services as a director.

Ms. Shen served as the Company’s vice president – finance from April 2010 until her election as chief financial officer.  From April 2007 until November 2009, Ms. Shen was managing partner of Great Wall Research LLC, a financial and accounting consulting firm which provided services to Chinese companies listed in the United States.  From November 2006 until March 2007, Ms. Shen was chief financial officer of Masada Group Technologies Corporation, a technology company.  From May 2000 until October 2006, Ms. Shen was employed by JP Morgan Chase in different capacities, with her final position being financial manager – global credit risk management operations from February 2005 until October 2006.  Mr. Shen received her BS degree in accounting from Brigham Young University Hawaii and her MBA in finance from the University of Connecticut.  Ms. Shen is a certified public accountant and a chartered financial analyst.

Ms. Shen does not have an agreement covering her services as chief financial officer.  As vice president of finance, Ms. Shen has an employment agreement which provides for a monthly base salary of $6,667 and a discretionary bonus at the discretion of our chief executive officer.  The agreement may be terminated by the Company without cause on 30 days prior written notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued October 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

By:	/s/ Xiong Luo
Xiong Luo, Chief Executive Officer

Date: October 12, 2010